[CKF BANCORP, INC. LOGO]

CKF BANCORP. INC.

CORDIALLY INVITES YOU TO ATTEND ITS

SPECIAL MEETING OF STOCKHOLDERS

_______________, _______________ 2012

__:__ __.M. EASTERN TIME AT

_____________________________

_____________________________

____________, KENTUCKY

PLEASE COMPLETE BOTH SIDES OF THE PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO: Illinois Stock Transfer Co. 209 West Jackson Boulevard, Suite 903 Chicago, Illinois 60606

If you plan to personally attend the Special Meeting of Stockholders on ____________, 2012, please check the box and list the names of attendees on the reverse side.

I/We plan to attend the Special Meeting. ☐

DETACH PROXY CARD HERE	(continued on reverse side)

	REVOCABLE PROXY	CKF BANCORP, INC.
CKF BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ____________, __________ and _________ or any of them, proxies with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of CKF Bancorp, Inc. which the undersigned would be entitled to vote at the Special Meeting of stockholders to be held at __________, Kentucky on __________, 2012, or any adjournment (or postponement) thereof. In their discretion, to the extent permitted by law, the proxies are also authorized to vote upon such matters as may properly come before the meeting.

The Board unanimously recommends a vote “FOR” Proposal 1 and “FOR” Proposal 2.

Names of persons attending: _________________________ _________________________ _________________________ _________________________

Proposal 1. To approve and adopt the Agreement of Merger, dated as of November 3, 2011 (the “Agreement of Merger”) by and among Kentucky First Federal Bancorp and CKF Bancorp, Inc. and Central Kentucky Federal Savings Bank.

           ☐ FOR                     ☐ AGAINST                           ☐ ABSTAIN

Proposal 2. Approval and adoption of a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement of Merger.

           ☐ FOR                     ☐ AGAINST                           ☐ ABSTAIN

In their discretion, to the extent permitted by law, the proxies are also authorized to vote upon such matters as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” each of the proposals listed above. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus dated _________, 2012. The undersigned ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

SIGNATURE	DATE	SIGNATURE	DATE

Please sign exactly as name appears on the front of the proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. DETACH PROXY CARD HERE